Exhibit 10.3

AMENDMENT TO

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Amendment to Membership Interest Purchase Agreement (the “Amendment”) is dated as of August 8, 2024, by and between Buckshot Trucking, LLC a Wyoming limited liability company (the “Company”), Tony Sims, an individual resident of the state of Colorado, Jim Fate, an individual resident of the state of Colorado (each of the foregoing a “Seller”, together the “Sellers”), and Enservco Corporation, a Delaware corporation (“Buyer”). The Company, Sellers and Buyer are each referred to as a “Party” and, collectively, as the “Parties.” Any capitalized terms used but not defined herein shall have the meanings given in the Purchase Agreement.

RECITALS

A.         The Parties entered into that certain Membership Interest Purchase Agreement dated as of March 19, 2024 (the “Purchase Agreement”), pursuant to which, among other things, subject to the terms and conditions of the Purchase Agreement, on the Closing Date, Sellers agree to sell to Buyer, and Buyer agrees to purchase from Sellers, the Membership Interests.

B.         Pursuant to Section 11.09 of the Purchase Agreement, the Parties agree to amend the Purchase Agreement upon the terms and conditions set forth herein.

AMENDMENT

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.    Amendments to Purchase Agreement. The Purchase Agreement is hereby amended as follows:

(a)	Section 2.02 of the Purchase Agreement is hereby deleted entirely and replaced with a new Section 2.02, as set forth on the attached Exhibit A.

(b)	A new Section 2.06 is hereby added to the Purchase Agreement, as set forth on the attached Exhibit A.

(c)	A new Annex 1 is added as an annex to the Purchase Agreement, as set forth on the attached Annex 1.

2.    No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Purchase Agreement shall remain in full force and effect.

3.    References. All references in the Purchase Agreement to “this Agreement” shall refer to the Purchase Agreement, as amended hereby.

4.    Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original. Signatures may be delivered electronically or by facsimile, and the parties agree to accept and be bound by electronic and facsimile copies of original signatures to this Amendment.

Signature Page follows

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BUYER:

ENSERVCO CORPORATION

By:	/s/ Richard Murphy
Name: Richard Murphy
Title: Chief Executive Officer

COMPANY:

BUCKSHOT TRUCKING, LLC

By:	/s/ Tony Sims
Name: Tony Sims
Title: President

SELLERS:

/s/ Tony Sims
Tony Sims

/s/ Jim Fate
Jim Fate

[Signature page to Amendment to Purchase Agreement]

Exhibit A

Amended Sections in Purchase Agreement

(See attached.)

Section 2.02         Closing Payments.

(a)	At the Closing, Buyer shall:

a.	Deliver to each Seller a promissory note, the form of which is attached hereto as Annex 1 (the “Note”), in the original principal amounts set forth below:

i.	Tony Sims: $2,025,000
ii.	Jim Fate: $675,000

b.

Set aside in escrow the following amounts: (a) Fifty Thousand Dollars ($50,000) to secure the Sellers’ obligations with respect to the NWC Adjustment (the “NWC Escrow Amount”), plus (b) Two Hundred Thousand Dollars ($200,000) of Shares of Buyer’s common stock, based on the volume weighted moving average of Buyer common stock for the 10-day period ending on the close of trading on August 2, 2024, to secure Sellers’ indemnification obligations under Article IX hereof (the “Indemnification Escrow Amount”); and

c.

Deliver to each Seller Shares of Buyer common stock, based on the volume weighted moving average of Buyer common stock for the 10-day period ending on the close of trading on August 2, 2024, in the following amounts:

i.	Tony Sims: $787,500
ii.	Jim Fate: $262,500

(b)

One day after the Closing Date, Buyer shall pay or cause to be paid to the Sellers, in accordance with their pro rata ownership of the Company’s Membership Interests, cash consideration in an amount equal to One Million Dollars ($1,000,000). For convenience, Sellers have directed Buyer to pay from these funds the transaction expenses for which Sellers are responsible pursuant to Section 6.06 hereof. Sellers agree and understand that such payments will be netted from the cash payments they receive. Sellers further represent and warrant that after such payments are made, Sellers will not owe any transaction expenses to any other third parties in connection with the transactions contemplated herein.

Section 2.06.          Escrow Agent; Escrow Agreement. For convenience, the Parties have agreed not to engage a third party as escrow agent, and that instead, Buyer will serve as the Escrow Agent for purposes of this Agreement. The Parties covenant and agree that they will comply with the terms of Section 2.02(c), Section 2.05, and Section 9.04. This Section 2.06 is the “Escrow Agreement” for purposes of the Agreement. The NWC Escrow Amount and Indemnification Escrow Amount are reflected on the Flow of Funds as having been set aside and reserved for these purposes.